UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-36099	46-1315605
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
4000 Route 66, Suite 310
Tinton Falls, NJ 07753
(Address of principal executive offices, including zip code)
877.870.7005

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	NYSE
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	NYSE
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable	CHMI-PRB	NYSE

Item 1.02.	Termination of a Material Definitive Agreement.

On November 14, 2024, the Board of Directors (the “Board”) of Cherry Hill Mortgage Investment Corporation (the “Company”), following the conclusion of its previously announced review of strategic alternatives by a special committee comprised entirely of independent and disinterested members of the Board (the “Special Committee”) and based upon the recommendation of the Special Committee, unanimously determined that it is in the best interests of the Company to cease being externally managed and to continue to pursue management’s execution of the Company’s residential mortgage investment strategy as an internally managed company (the “Internalization”).

Effective as of November 14, 2024, the Company completed an “Internalization Event” within the meaning of the Amended and Restated Management Agreement, dated as of September 24, 2013 (as amended, the “Management Agreement”), by and among the Company and its consolidated subsidiaries and Cherry Hill Mortgage Management, LLC, the Company’s external manager (the “Manager”). Upon consummation of the Internalization Event, the Management Agreement terminated in accordance with its terms. No termination fee is payable to the Manager in connection with the termination of the Management Agreement, and the Company will not pay management fees to the Manager from and after November 14, 2024, the effective date of termination of the Management Agreement. The Company will pay the Manager the management fees that have accrued up to the effective date of termination and will reimburse the Manager for reimbursable expenses, if any, incurred by the Manager on behalf of the Company up to the effective date of termination.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Internalization and as part of the Internalization Event triggering termination of the Management Agreement, the Company employed a senior management team comprised of its current executive officers, Jeffrey B. Lown II, the Company’s President and Chief Executive Officer, Michael A. Hutchby, the Company’s Chief Financial Officer, and Julian B. Evans, the Company’s Chief Investment Officer. Each executive officer’s employment with the Company commenced on November 14, 2024. Each executive officer is an employee at will and his employment with the Company can be terminated at any time for any reason.

Until December 31, 2025, Mr. Lown will receive an initial annual base salary of $1,235,000, Mr. Hutchby will receive an initial annual base salary of $600,000 and Mr. Evans will receive an initial annual base salary of $550,000. Mr. Evans is also eligible to receive a bonus of $275,000 in the first quarter of 2025. Each executive officer is being paid the same amount and form of compensation as was previously paid to him in connection with his prior employment arrangement with an affiliate of the Company’s former Manager.

Beginning in January 2026, Messrs. Lown, Hutchby and Evans will each be eligible to participate in any non-equity incentive plan approved by the Board’s compensation committee and receive an annual discretionary cash bonus at year-end, subject to the terms of any bonus plan approved by the Board’s compensation committee. The payment of non-equity incentive plan compensation and discretionary cash bonus compensation in future years is not guaranteed, and each executive officer must be employed by the Company on the date any such compensation is paid to be eligible to receive such compensation.

Mr. Lown’s offer letter with the Company is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. Mr. Hutchby’s offer letter with the Company is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein. Mr. Evans’s offer letter with the Company is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
10.1	Offer Letter to Jeffrey B. Lown II, dated November 14, 2024.
10.2	Offer Letter to Michael A. Hutchby, dated November 14, 2024.
10.3	Offer Letter to Julian B. Evans, dated November 14, 2024.
99.1	Press Release, dated November 14, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: November 20, 2024	By:	/s/ Michael Hutchby
Michael Hutchby
Chief Financial Officer, Treasurer and Secretary